UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 28, 2025

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	ONC	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 28, 2025, BeiGene, Ltd. (the “Company”) held its Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”). As disclosed in the Company’s proxy statement/prospectus for the Extraordinary Meeting filed with the U.S. Securities and Exchange Commission on March 10, 2025 (the “Proxy Statement”), there were 1,387,367,704 ordinary shares entitled to vote at the Extraordinary Meeting as of the record date of February 5, 2025 (the “Record Date”), including ordinary shares in the form of American Depositary Shares (“ADSs”), each representing 13 ordinary shares, and ordinary shares listed on the Science and Technology Innovation Board of the Shanghai Stock Exchange and traded in Renminbi.

At the Extraordinary Meeting, of the ordinary shares entitled to vote, 1,035,178,535 ordinary shares, including ordinary shares represented by ADSs, or approximately 74.61% of the outstanding ordinary shares on the Record Date, were present and voted in person or by proxy (including abstentions) for Resolutions 1 through 3. In accordance with the Seventh Amended and Restated Memorandum and Articles of Association of the Company (collectively, the “Articles”), the quorum required for a general meeting at which a special resolution has been proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least two-thirds of all votes capable of being exercised on a poll; and the quorum required for a general meeting of shareholders at which an ordinary resolution is proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least a simple majority of all votes capable of being exercised on a poll.

The matters set forth below were voted on by the Company’s shareholders as of the Record Date at the Extraordinary Meeting. Detailed descriptions of these matters and the voting procedures applicable to these matters at the Extraordinary Meeting are contained in the Proxy Statement. Set forth below are the total number of shares voted for and against each matter, as well as the total number of abstentions and broker non-votes with respect to each matter.

(1) Special resolution: to approve the deregistration of the Company in the Cayman Islands and the continuation of the Company to Switzerland (the “Continuation”), in accordance with the Articles, Section 206 of the Companies Act (as amended) of the Cayman Islands (the “Cayman Companies Act”) and Article 161 of the Swiss Federal Code on Private International Law:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,035,126,240	30,807	21,488	-

Accordingly, the Continuation, in accordance with the Articles, Section 206 of the Cayman Companies Act and Article 161 of the Swiss Federal Code on Private International Law, was approved.

(2) Special resolution: subject to the approval of the Continuation, to amend and restate the Articles in the form set forth in Exhibit A of the Proxy Statement (the “Proposed Swiss Articles”), to be effective from the effective date of the Continuation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,035,121,095	32,094	25,346	-

Accordingly, the Proposed Swiss Articles, to be effective from the effective date of the Continuation, was approved.

(3) Ordinary resolution: subject to the approval of the Continuation and as required by Swiss law, to approve the election of Ernst & Young AG to serve as the Company’s statutory auditor (for Swiss legal purposes) until the Company’s first annual general meeting following the completion of the Continuation and provide related audit services and the authorization to board of directors to fix the remuneration of Ernst & Young AG:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,029,009,958	5,210,798	957,779	-

Accordingly, the election of Ernst & Young AG to serve as the Company’s statutory auditor (for Swiss legal purposes) until the Company’s first annual general meeting following the completion of the Continuation and provide related audit services, and the authorization to board of directors to fix the remuneration of Ernst & Young AG, was approved and authorized.

The Continuation, the adoption of the Proposed Swiss Articles and the election of the Swiss statutory auditor remain subject to various conditions as set out in the Company’s Proxy Statement for the Extraordinary Meeting, and are expected to be completed later this year.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Exhibit Index

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: April 28, 2025	By:	/s/ Chan Lee
	Name:	Chan Lee
	Title:	Senior Vice President, General Counsel